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                                                                   Exhibit 4.3.1

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                              AETNA SERVICES, INC.,

                                   AETNA INC.

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO

                                   as Trustee

                            ------------------------

                            __ SUPPLEMENTAL INDENTURE

                                 Dated as of __

                                       TO

                                    INDENTURE

                            Dated as of June __, 1998

                            ------------------------

                        __% Junior Subordinated Debentures
                                    Due 20__

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      __ Supplemental INDENTURE, dated as of the __ day of __, 199__ (this "__
Supplemental Indenture"), among and between AETNA SERVICES, INC., a corporation duly organized and existing under the laws of the State of Connecticut (hereinafter sometimes referred to as the "Company"), AETNA INC., a corporation duly organized and existing under the laws of the State of Connecticut (hereinafter sometimes referred to as the "Guarantor") and THE FIRST NATIONAL BANK OF CHICAGO, a National Banking Association, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of June __, 1998 among and between the Company, the Guarantor and the Trustee (the "Indenture") (as set forth in Section 7.01 hereof and except as otherwise set forth herein, all terms used and not defined herein are used as defined in the Indenture).

      WHEREAS, the Company and the Guarantor have executed and delivered the Indenture to the Trustee to provide for the future issuance and guarantee of its junior subordinated debentures (the "Debentures"), said Debentures to be issued from time to time in such series as may be determined by the Company and the Guarantor under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

      WHEREAS, pursuant to the terms of the Indenture, the Company and the Guarantor desire to provide for the establishment of a new series of Debentures to be known as the Company's __% Junior Subordinated Debentures due 20__ (said series being hereinafter referred to as the "Series __% Debentures"), the form and substance of such Series __% Debentures and the terms, provisions and conditions thereof to be as provided in the Indenture and in this __ Supplemental Indenture; and

      WHEREAS, the Company has caused to be formed Aetna Capital Trust __ ("Aetna Capital __") as a statutory business trust under the Business Trust Act of the State of Delaware (12 Del. Code ss. 3801 et seq.) pursuant to a declaration of trust dated May 7, 1998 (the "Original Declaration") and the filing of a certificate of trust with the Secretary of State of the State of Delaware on May 7, 1998; and

      WHEREAS, the Original Declaration is to be amended and restated in its entirety pursuant to an Amended and Restated Declaration of Trust dated as of __, 199__ (such Amended and Restated Declaration of Trust, as amended from time to time, the "Declaration of Trust"); and

      WHEREAS, Aetna Capital __ desires to issue its __% Preferred Trust Securities (the "Preferred Securities") and sell such Preferred Securities to initial purchasers; and
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      WHEREAS, pursuant to the Preferred Securities Guarantees (the "Preferred
Securities Guarantees"), each of the Company and the Guarantor have irrevocably and unconditionally guaranteed, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined therein), to the extent not paid by Aetna Capital __; and

      WHEREAS, in connection with such purchases of Preferred Securities and the related purchase by the Company of the Common Securities (as defined in the Declaration of Trust) of Aetna Capital __, Aetna Capital __ will purchase as trust assets Series __% Debentures; and

      WHEREAS, pursuant to the Declaration of Trust, the legal title to the Series __% Debentures shall be owned and held of record in the name of The First National Bank of Chicago or its successor under the Declaration of Trust, as Property Trustee (the "Property Trustee"), in trust for the benefit of holders of the Preferred Securities and the Common Securities; and

      WHEREAS, upon the occurrence of a Special Event (as defined in the Declaration of Trust) the Regular Trustees (as defined in the Declaration of Trust) of Aetna Capital __ shall, unless the Series __% Debentures are redeemed as described herein, dissolve Aetna Capital __ and cause to be distributed to the holders of the Preferred Securities and Common Securities, on a Pro Rata basis (determined as provided in the terms of the Preferred Securities and Common Securities attached as Exhibits B and C to the Declaration of Trust), Series __% Debentures and in connection with a Liquidation Distribution (as defined in the Declaration of Trust) the Regular Trustees may cause to be distributed to holders of Preferred Securities and Common Securities, on such a Pro Rata basis, Series __% Debentures (each a "Dissolution Event"); and

      WHEREAS, the Company and the Guarantor desire and have requested the Trustee to join with them in the execution and delivery of this __ Supplemental Indenture, and all requirements necessary to make this __ Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series __% Debentures, when executed by the Company and the Guarantor and authenticated and delivered by the Trustee, the valid obligations of the Company and the Guarantor, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

      NOW THEREFORE, in consideration of the purchase and acceptance of the Series __% Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series __% Debentures and the terms, provisions and conditions thereof, the Company and the Guarantor covenant and agree with the Trustee as follows:


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                                    ARTICLE 1

            GENERAL TERMS AND CONDITIONS OF THE SERIES __% DEBENTURES

      SECTION 1.01. There is hereby authorized a series of Debentures designated the "__% Junior Subordinated Debentures Due 20__", limited in aggregate principal amount to $__ (except as provided in this Section 1.01 and 6.01). Upon exercise of the overallotment option set forth in the Underwriting Agreement (as defined in the Declaration of Trust), additional Series __% Debentures in the aggregate principal amount of up to $__ may be executed by the Company and the Guarantor and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Series __% Debentures to or upon the written order of the Company, which order shall be accompanied by evidence satisfactory to the Trustee that the overallotment option has been exercised. The Series __% Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon, including Compounded Interest (as hereinafter defined) on __, 20__.

      SECTION 1.02. (a) Except as provided in Section 1.02(b), the Series __% Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Series __% Debentures issued in certificated form will be payable, the transfer of such Series __% Debentures will be registrable and such Series __% Debentures will be exchangeable for Series __% Debentures bearing identical terms and provisions at the office or agency of the Company in the Place of Payment; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture register and that the payment of principal with respect to the Series __% Debentures will only be made upon surrender of the Series __% Debentures to the Trustee. Notwithstanding the foregoing, so long as the Property Trustee is the legal owner and record holder of the Series __% Debentures, the payment of the principal of and interest (including Compounded Interest, if any) on the Series __% Debentures held by the Property Trustee will be made by the Company in immediately available funds on the payment date therefor at such place and to the Property Account (as defined in the Declaration of Trust) established and maintained by the Property Trustee pursuant to the Declaration of Trust.

      (b) In connection with a Dissolution Event;

            (i) Series __% Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a Global Debenture representing the Series __% Debentures in an aggregate principal amount equal to all Outstanding Series __% Debentures, to be registered in the


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      name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees (as defined in the Declaration of Trust). The Company and the Guarantor upon any such presentation shall execute a Global Debenture representing the Series __% Debentures in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this __ Supplemental Indenture. Payments on the Series __% Debentures issued as a Global Debenture will be made to the Depositary; and

            (ii) if any Preferred Securities are held in non book-entry certificated form, Series __% Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate (as defined in the Declaration of Trust) which represents Preferred Securities other than Preferred Securities held by the Clearing Agency (as defined in the Declaration of Trust) or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Series __% Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificate is presented to the Debenture Registrar for transfer or reissuance at which time such Preferred Security Certificate will be cancelled and a Series __% Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled will be executed by the Company and the Guarantor and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this __ Supplemental Indenture. On issue of such Series __% Debentures, Series __% Debentures with an equivalent aggregate amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

      SECTION 1.03. Each Series __% Debenture will bear interest at the rate of __% per annum from __, 199__ until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, compounded monthly, payable (subject to the provisions of Article Three) monthly in arrears on the last day of each month (each, an "Interest Payment Date", commencing on __, 199__), to the person in whose name such Series __% Debenture or any predecessor Series __% Debenture is registered, at the close of business on the regular record date for such interest


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installment, which, except as set forth below, shall be, in respect of any
Series __% Debentures of which the Property Trustee is the registered holder of or a Global Debenture, the close of business on the business day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if pursuant to the provisions of Section 2.11(c) of the Indenture the Series __% Debentures are not represented by a Global Debenture, the regular record dates for such interest installment shall be the close of business on the last day of the month next preceding that Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series __% Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series __% Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series __% Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.


      The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a 30-day monthly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Series __% Debentures is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. Principal of and any premium and interest on the Series __% Debentures shall be payable at The First National Bank of Chicago, 14 Wall Street, 8th Floor, New York, NY 10005 (the "Place of Payment").


                                    ARTICLE 2
                OPTIONAL REDEMPTION OF THE SERIES __% DEBENTURES

      SECTION 2.01. Except as provided in Section 2.02, Series ` % Debentures may not be redeemed by the Company prior to _, 20_. Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the Series __% Debentures, in whole or in part, from time to time, on or


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after __, 20__, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price.

      SECTION 2.02. If, at any time, a Tax Event (as defined below) shall occur or be continuing and (i) the Regular Trustees and the Company shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Series __% Debentures for United States federal income tax purposes even if the Series __% Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holder's interest in Aetna Capital __ as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to Aetna Capital __, the Company shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Series __% Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to the Company or the Regular Trustees on behalf of Aetna Capital __ the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on Aetna Capital __, the Company or the holders of the Preferred Securities, the Company or the Regular Trustees on behalf of Aetna Capital __ will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Series __% Debentures while the Regular Trustees on behalf of Aetna Capital __ are pursuing any such Ministerial Action.

      "Tax Event" means that the Company and the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after __, 199__ as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any


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action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after __, 199__ there is more than an insubstantial risk that (i) Aetna Capital __ is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Series ` % Debentures, (ii) Aetna Capital __ is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company to Aetna Capital __ on the Series __% Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes.

      "No Recognition Opinion" means an opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of a dissolution of Aetna Capital __ and distribution of the Series __% Debentures as provided in the Declaration of Trust.

      SECTION 2.03. If the Series __% Debentures are only partially redeemed pursuant to this Article Two, the Series __% Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee, provided that if at the time of redemption, the Series __% Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Series __% Debentures held by each Debenture Holder to be redeemed in accordance with its customary procedures. Notwithstanding the foregoing, if a partial redemption of the Series __% Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Series __% Debentures in whole.

                                    ARTICLE 3
                      EXTENSION OF INTEREST PAYMENT PERIOD

      SECTION 3.01. So long as the Company is not in default in the payment of interest on the Series __% Debentures, the Company shall have the right, at any time during the term of the Series __% Debentures, from time to time to extend the interest payment period of such Series __% Debentures for up to 60 consecutive


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monthly interest periods (the "Extended Interest Payment Period"), at the end of
which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate of __% per annum to the extent permitted by applicable law, compounded monthly ("Compounded Interest")). During such Extended Interest Payment Period the Company and the Guarantor shall not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing (other than (i) payments under the Preferred Securities Guarantee or the equivalent preferred securities guarantees respecting preferred securities of Aetna Capital Trust
__, __ or __, (ii) acquisitions of shares of the Company's or the Guarantor's common stock in connection with the satisfaction by the Company or the Guarantor, as the case may be, of its obligations under any employee benefit plan, (iii) stock repurchases in the open market, (iv) redemptions of any share purchase rights issued by the Company or the Guarantor or the declaration of a dividend of share purchase rights, (v) accrued dividends (and cash in lieu of fractional shares) upon the conversion of any preferred stock of the Company or the Guarantor as may be outstanding from time to time, in each case in accordance with the terms of such stock and (vi) stock dividends paid by the Company or the Guarantor or any dividends paid by the Company provided the Company is a direct or indirect wholly owned subsidiary of Guarantor). Prior to the termination of any such Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Series __% Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Period; provided that such Period together with all such further extensions thereof shall not exceed 60 consecutive monthly interest periods. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. However, if the Company establishes a trust pursuant to Section 11.01(b) of the Indenture, it shall be permitted at the date of establishment to extend the interest payment period for only one Extended Interest Payment Period (including any Extended Interest Payment Period outstanding at the date of such establishment). No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of the Extended Interest Payment Period the Company shall pay all interest accrued and unpaid on the Series __% Debentures including any Compounded Interest which shall be payable to the holders of the Series __% Debentures in whose names the Series __% Debentures are registered in the Debenture register on the first record date after the end of the Extended Interest Payment Period.



      SECTION 3.02. (a) So long as the Property Trustee is the legal owner and holder of record of the Series __% Debentures, at the time the Company selects an Extended Interest Payment Period, the Company shall give both the Property Trustee and the Trustee written notice of its selection of such Extended Interest Payment Period one Business Day prior to the earlier of (i) the next succeeding



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date on which distributions on the Preferred Securities are payable or (ii) the date Aetna Capital __ is required to give notice of the record date or the date such distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event not less than one Business Day prior to such record date. The Company shall cause Aetna Capital __ to give notice of the Company's election of such Extended Interest Payment Period to the holders of the Preferred Securities.



      (b) If as a result of a Dissolution Event Series __% Debentures have been distributed to holders of Preferred Securities and Common Securities, at the time the Company elects an Extended Interest Payment Period, the Company shall give the holders of the Series __% Debentures and the Trustee written notice of its election of such Extended Interest Payment Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series __% Debentures.


      SECTION 3.03. The month in which any notice is given pursuant to Section
3.02 shall be counted as one of the 60 months permitted in the maximum Extended Interest Payment Period permitted under this Article Three.

                                    ARTICLE 4
                  COVENANTS APPLICABLE TO SERIES __% DEBENTURES


      SECTION 4.01. So long as any of the Series __% Debentures remain outstanding, the Company and the Guarantor shall not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing (other than (i) payments under the Preferred Securities Guarantee or the equivalent preferred securities guarantees respecting preferred securities of Aetna Capital Trust __, __ or __, (ii) acquisitions of shares of the Company's or the Guarantor's common stock in connection with the satisfaction by the Company or the Guarantor, as the case may be, of its obligations under any employee benefit plan, (iii) stock repurchases in the open market, (iv) redemptions of any share purchase rights issued by the Company or the Guarantor or the declaration of a dividend of share purchase rights, (v) accrued dividends (and cash in lieu of fractional shares) upon the conversion of any preferred stock of the Company or the Guarantor as may be outstanding from time to time, in each case in accordance with the terms of such stock and (vi) stock dividends paid by the Company or the Guarantor or any dividends paid by the Company provided the Company is a direct or indirect wholly owned subsidiary of the Guarantor), if at such time (a) the Company and the Guarantor shall be in default with respect to their payment obligations under the Preferred Securities Guarantee, (b) there shall have occurred and be continuing an Event of Default with respect to the Series __% Debentures or (c) the Company shall have given notice of its election of an Extended Interest Payment Period (as defined herein) and such period, or any extension thereof, is continuing.



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      The covenant set forth in the preceding paragraph shall be deemed to be included in the recital of provisions of the Indenture set forth in clause (B) of Section 11.01(b) thereof, and shall therefore cease to be binding upon the Company and the Guarantor in the event of covenant defeasance.

      SECTION 4.02. In connection with the distribution of the Series __% Debentures to the holders of the Preferred Securities upon a Dissolution Event, the Company and the Guarantor will use their best efforts to list such Series __% Debentures on the New York Stock Exchange, if the Preferred Securities are then listed and traded on the New York Stock Exchange, or on such other exchange as the Preferred Securities are then listed and traded.

      SECTION 4.03. The Company and the Guarantor covenant and agree for the benefit of the holders of the Preferred Securities to comply fully with all of their respective obligations and agreements under the Declaration of Trust, including, without limitation, their obligations under Article 4 thereof.


      SECTION 4.04. Prior to the distribution of Series __% Debentures to the holders of Preferred Securities upon a Dissolution Event, the Company and the Guarantor covenant and agree for the benefit of the holders of the Preferred Securities (i) not to cause or permit the Common Securities to be transferred except as permitted by the Declaration of Trust and (ii) that they will use
reasonable efforts to cause Aetna Capital   __   to continue to be treated as a
grantor trust for United States federal income tax purposes, except in connection with a distribution of the Series __% Debentures as provided in the Declaration of Trust.



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

                                    ARTICLE 5
                          FORM OF SERIES __% DEBENTURES

      SECTION 5.01. The Series __% Debentures and the Guarantor's Guarantees and the Trustee's Certificate of Authentication to be endorsed on the Series __% Debentures are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

      [IF THE NOTE IS TO BE A GLOBAL DEBENTURE, INSERT: This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

      Unless this Debenture is presented by an authorized representative to The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.                                             $

CUSIP NO. _________

                              AETNA SERVICES, INC.

                                   AETNA, INC.

                        __% JUNIOR SUBORDINATED DEBENTURE
                                    DUE 20__

      Aetna Services, Inc., a corporation duly organized and existing under the laws of the State of Connecticut (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred


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


to), for value received, hereby promises to pay to __, or registered assigns, the principal sum of __ Dollars on __, 20__, and to pay interest on said principal sum from __, 199__ or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, monthly (subject to deferral as set forth herein) in arrears on the last day of each month commencing __, 199__ at the rate of __% per annum plus Compounded Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a 30-day monthly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, [which shall be the close of business on the day next preceding such Interest Payment Date, provided if the Preferred Securities of Aetna Capital Trust [ ] are no longer in book-entry only form, the regular record dates shall be the close of business on the fifteenth (15th) day of each month next preceding such Interest Payment Date] [IF PURSUANT TO THE PROVISIONS OF SECTION 2.11(c) OF THE INDENTURE THE SERIES __% DEBENTURES ARE NOT REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the fifteenth (15th) day of each month next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in __, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by wire transfer to an account maintained by the registered holder as such may appear in the Debenture register or by check mailed to the registered holder at such address as shall appear in the Debenture register, and that the payment of principal will only be made upon the surrender of this Debenture to the Trustee. Notwithstanding the foregoing, so long as the owner and record holder of this Debenture is the Property Trustee (as defined in the Indenture referred to on the reverse hereof), the payment of the principal of (and premium, if any) and interest (including Compounded Interest, if any) on this Debenture will be made at such place and to such account of the Property Trustee as may be designated by the Property Trustee.

      The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

      This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

      Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

Dated _______________

                              AETNA SERVICES, INC.


                              By
                                 ---------------------------

Attest:

By
   -----------------------
      Secretary

                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

The First National Bank of Chicago
 as Trustee


                                    ------------------------------------
                              or    as Authentication Agent


By
  --------------------------        ------------------------------------
     Authorized Signatory           Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)


      This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of _______, 1998 duly executed and delivered between the Company, Aetna Inc. (the "Guarantor") and The First National Bank of Chicago, a National Banking Association, as Trustee (herein referred to as the "Trustee"), as supplemented by the __ Supplemental Indenture dated as of __, 199__ between the Company, the Guarantor and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the holders of the Debentures, and, to the extent specifically set forth in the Indenture, the holders of Senior Indebtedness and Preferred Securities. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is designated the __% Junior Subordinated Debentures due 20__ and is limited in aggregate principal amount as specified in said __ Supplemental Indenture.


      Except as provided in the next paragraph, the Debentures may not be redeemed by the Company prior to __, 20__. The Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after __, 20__ (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, including any Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depository shall determine the principal amount of such Debentures held by each holder of Debentures to be redeemed in accordance with its customary procedures.

      If, at any time, a Tax Event (as defined below) shall occur or be continuing after receipt of a Dissolution Tax Opinion (as defined below) and (i) the Regular Trustees and the Company shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Series __% Debentures for United States federal income tax purposes even if the Series __% Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holder's interest in Aetna Capital __ as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to Aetna Capital __, the Company shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Series __% Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to the Company or the Regular Trustees on behalf of Aetna Capital __ the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on Aetna Capital __, the Company or the holders of the Preferred Securities, the Company or the Regular Trustees on behalf of Aetna Capital __ will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Series __% Debentures while the Regular Trustees on behalf of Aetna Capital __ are pursuing any such Ministerial Action.

      "Tax Event" means that the Company and the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after __, 199__, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United

States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after __, 199__, there is more than an insubstantial risk that (i) Aetna Capital __ is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Series __% Debentures, (ii) Aetna Capital __ is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company to Aetna Capital __ on the Series __% Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes.

      "No Recognition Opinion" means an opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of a dissolution of Aetna Capital __ and distribution of the Series __% Debentures as provided in the Declaration of Trust.

      If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption or as a result of a Tax Event as described above, the Debentures will be redeemed pro rata or by lot or in some other equitable manner determined by the Trustee. Notwithstanding the foregoing, if a partial redemption of the Series __% Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Series __% Debentures in whole.

      In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture (and, in the case of any series of Debentures held as trust assets of an Aetna Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Aetna Capital Trust as may be required under the Declaration of Trust of such Aetna Capital Trust), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall, without the consent of each Holder of such Debenture affected thereby: (1) change the Stated Maturity of the principal of (or premium, if any) or any installment of principal or interest, if any, on any such Debenture; (2) reduce the principal amount of (or premium, if any) or interest, if any, on any such Debenture or the principal amount due upon acceleration of any Original Issue Discount Debenture; (3) change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on any such Debenture; (4) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debenture; (5) reduce the percentage of Holders of Debentures necessary to modify or amend the Indentures (and, in the case of any series of Debentures held as trust assets of an Aetna Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such Aetna Capital Trust as may be required under the Declaration of Trust of such Aetna Capital Trust) then outstanding and affected thereby; (6) modify or affect in any manner adverse to the Holders of Debentures the obligation of the Guarantor under the Guarantees in respect of the due and punctual payment of the principal of (and premium, if any) or interest on the Debentures; (7) modify the subordination provisions of Articles 14 and 16 of the Indenture in a manner adverse to the holders of the Debentures; or (8) modify the foregoing requirements or reduce the percentage of Outstanding Debentures necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Debentures of a series at the time outstanding affected thereby (subject, in the case of any series of Debentures held as trust assets of an Aetna Capital Trust and with respect to which a Securities Exchange has not theretofore occurred, to such consent of holders of Preferred Securities and Common Securities of such Aetna Capital Trust as may be required under the Declaration of Trust of such Aetna Capital Trust), on behalf of the Holders of the Debenture of such series, to waive any past default under the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium or interest on any Debenture of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

      Subject to Section 13.12 of the Indenture, no reference herein to the Indenture (other than such Section) and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place at the rate and in the money herein prescribed.


      So long as the Company is not in default in the payment of interest on the Debentures, the Company shall have the right, at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures for up to 60 consecutive monthly interest periods (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate of __% per annum to the extent permitted by applicable law, compounded monthly ("Compounded Interest")). During such Extended Interest Payment Period the Company and the Guarantor shall not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing (other than (i) payments under the Preferred Securities Guarantee or the equivalent preferred securities guarantees respecting preferred securities of Aetna Capital Trust __,__ or __, (ii) acquisitions of shares of the Company's or the Guarantor's common stock in connection with the satisfaction by the Company or the Guarantor, as the case may be, of its obligations under any employee benefit plan, (iii) stock repurchases in the open market, (iv) redemptions of any share purchase rights issued by the Company or the Guarantor or the declaration of a dividend of share purchase rights, (v) accrued dividends (and cash in lieu of fractional shares) upon the conversion of any preferred stock of the Company or the Guarantor as may be outstanding from time to time, in each case in accordance with the terms of such stock and (vi) stock dividends paid by the Company or the Guarantor or any dividends paid by the Company provided the Company is a direct or indirect wholly owned subsidiary of Guarantor. Prior to the termination of any such Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Series __% Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Period; provided that such Period together with all such further extensions thereof shall not exceed 60 consecutive monthly interest periods. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. However, if the Company establishes a trust pursuant to Section 11.01(b) of the Indenture, it shall be permitted at the date of establishment to extend the interest payment period for only one Extended Interest Payment Period (including any Extended Interest Payment Period outstanding at the date of such establishment). No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of the Extended Interest Payment Period the Company shall pay all interest accrued and unpaid on the Series __% Debentures including any Compounded Interest which shall be payable to the holders of the Series __% Debentures in whose names the Series __% Debentures are registered in the Debenture register on the first record date after the end of the Extended Interest Payment Period.

      As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for transfer at the office or agency of the Company in __ accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Guarantor or the Debenture Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon a new Debenture or Debentures of the same series as this Debenture for a like aggregate principal amount. No service charge will be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

      Prior to due presentment for registration of transfer of this Debenture, the Company, the Guarantor, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Guarantor nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

      No recourse under or upon any obligations, covenant or agreement of the Indenture, or of this Debenture, or for any claim based hereon, or otherwise in respect hereof, shall be had against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company, the Guarantor or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being expressly waived and released and as a consideration for, the execution of the Indenture and the issuance of this Debenture.

      [If certificated Debentures -- The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereto.] [If Global Debenture -- This Global Debenture is exchangeable for Debentures in definitive form under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 or any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [If Global Debenture -- herein and] therein set forth, Debentures of this series [If Global Debenture -- so issued] are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                    ARTICLE 6
                     ORIGINAL ISSUE OF SERIES __% DEBENTURES


      SECTION 6.01. Except as provided in Section 1.01 and this Section 6.01, Series __% Debentures in the aggregate principal amount equal to $__ may, upon execution of this __ Supplemental Indenture, be executed by the Company endorsed with a Guarantee by the Guarantor and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Debentures to or upon the written order of the Company, signed by its Chairman, its President, any Senior Vice President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company. Upon exercise of the overallotment option set forth in the Underwriting Agreement, additional Series __% Debentures in the aggregate principal amount of up to $__ may be executed by the Company, endorsed by the Guarantor and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Series __% Debentures executed as aforesaid by the Company, to or upon the written order of the Company, which order shall be accompanied by evidence satisfactory to the Trustee that the overallotment option has been exercised.

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

      SECTION 7.01. Except as otherwise expressly provided in this __ Supplemental Indenture or in the form of Series __% Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series __% Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

      SECTION 7.02. The Indenture, as supplemented by this __ Supplemental Indenture, is in all respects ratified and confirmed. This __ Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

      SECTION 7.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this __ Supplemental Indenture.

      SECTION 7.04. This __ Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this __ Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                        AETNA SERVICES, INC.


                                        By
                                           -------------------------------------
                                          Name:
                                          Title:

Attest:


-------------------------------------
Name:
Title:

                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                          as Trustee


                                        By
                                           -------------------------------------
                                          Name:
                                          Title:

Attest:


-------------------------------------
Name:
Title:

STATE OF [           ]    )
                          ) ss.:
COUNTY OF [           ]   )                                    __________, 199__

      On the ______ day of ___________, in the year one thousand nine hundred ninety-____________, before me personally came _________________ to me known, who, being by me duly sworn, did depose and say that he resides at ____________________________________; that he is _________________ of AETNA
SERVICES, INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                              ------------------------------------
                              NOTARY PUBLIC

                              My Commission Expires

STATE OF [           ]    )
                          ) ss.:
COUNTY OF [           ]   )                                    __________, 199__

      On the ______ day of ___________, in the year one thousand nine hundred ninety-_______ before me personally came ___________________ to me known, who, being by me duly sworn, did depose and say that he resides at ___________________ that he is a __________of THE FIRST NATIONAL BANK OF CHICAGO, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.


                                  ----------------------------------
                                  NOTARY PUBLIC

                                  My Commission Expires

                               (FORM OF GUARANTEE)

                             GUARANTEE OF AETNA INC.

      Aetna Inc., a corporation duly organized and existing under the laws of the State of Connecticut (herein sometimes referred to as the "Guarantor"), for value received, hereby unconditionally guarantees to the Holder of this Debenture upon which this Guarantee is endorsed the due and punctual payment of the principal of, premium, if any, and interest on this Debenture and the due and punctual payment of the sinking fund payments provided for herein, when and as the same shall become due and payable, whether at the Stated Maturity or upon declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Aetna Services, Inc., a corporation duly organized and existing under the laws of the State of Connecticut (herein sometimes referred to as the "Company"), punctually to make any such payment of principal, premium or interest or sinking fund payment, the Guarantor hereby agrees to pay or to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity or upon declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, legality or enforceability of this Debenture or the Indenture, or the absence of any action to enforce the same, or any waiver, modification, indulgence or consent granted to the Company with respect thereto, by the Holder of this Debenture or by the Trustee, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of this Debenture or the interest rate thereon or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of bankruptcy of the Company, any right of set-off or to counterclaim, any right to require a proceeding first against the Company, protest or notice with respect to this Debenture or the indebtedness evidenced thereby or with respect to any sinking fund payment required under this Debenture and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, and premium, if any, and interest on this Debenture.

      The Guarantor shall be subrogated to all rights of the Holder against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of all Holders of Debentures, be entitled to enforce, or to receive, any payments arising out of or based upon such right of subrogation until the principal of, (and premium, if any) and interest then due and payable on all Debentures of the same series issued under the Indenture shall have been irrevocably paid in full in accordance with the terms of such Debentures.

      This Guarantee is a guarantee of payment when due and not of collection. This Guarantee shall continue to be effective, or be reinstated, as the case may be, in respect of this Debenture if at any time payment, or any part thereof, of this Debenture is rescinded or must otherwise be restored or returned by the Holder of this Debenture or any trustee for said Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other entity, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other entity or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

      No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, and premium, if any, and interest on the Debenture upon which this Guarantee is endorsed at the times, place and rate, and in the cash or currency prescribed herein.

      The obligations of the Guarantor under this Guarantee are, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture on which this Guarantee is endorsed, by accepting the same, (a) agrees to such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

      This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

      This Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on this Debenture shall have been manually signed by or on behalf of the Trustee under such Indenture.

      All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

      IN WITNESS WHEREOF, Aetna Inc. has caused the execution hereof in its corporate name by its duly authorized officers.

                                    AETNA INC.


                                    By
                                      -------------------------------

      [Seal]
      Attest:


      ----------------------------
      Name:
      Title:


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

STATE OF [           ]    )
                          ) ss.:
COUNTY OF [           ]   )                                     _________, 199__


      On the _______ day of ____________, in the year one thousand nine hundred ninety-_______ before me personally came _______________________ to me known, who, being by me duly sworn, did depose and say that he resides at _______________; that he is a ____________ of AETNA INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.



                                  --------------------------------
                                  NOTARY PUBLIC

                                  My Commission Expires


                                       30